News Release

Medical Innovation Holdings, Inc. (MIHI) Launches Spanish-Language Telemedicos USA

Telemedicos USA telemedicine platform provides 24/7 access to Spanish-speaking physicians and specialists, including discounts, medications, alternative medications, laboratory services, and risk shared health coverage programs

DULUTH, GEORGIA (October 12, 2017) Medical Innovation Holdings, Inc. (MIHI) today announces the launch of Telemedicos USA (www.TelemedicosUSA.com), a Spanish-language health care platform positioned to address the needs of the 58 million Hispanics in the United States.

Hispanics are the largest minority group in the country, and represent the majority of U.S. millennials. By connecting with this demographic, while also serving its older generations, MIHI is positioned to accommodate the needs of this group long term.

Additionally, the Hispanic population has a high incidence of diabetes and overweight individuals, revealing the long-term need for MIHI to establish itself as the leader in telemedicine-based programs for this group. Telemedicos USA provides the opportunity for MIHI to deliver its specialty services to a market of considerable size, and to those who prefer the Spanish language.

“This was a natural evolution for us. We purposefully positioned MIHI for this market because we understand the nuances of providing services to such an ethnically diverse group that make up the Hispanic community. We have a Mexican-American CEO, two of our three board members are Hispanic (Mexican American and Colombian), and some of our largest shareholders are Panamanian, Puerto Rican and Cuban. We know the Hispanic community, and the community knows us,” states MIHI CEO Jake Sanchez.

Telemedicos USA will use primary care, on-demand telemedicine services paired with 3PointCare’s specialty network of doctors providing unparalleled access to health care. In addition, Telemedicos USA will offer pharmaceuticals, alternative medicines, and patient portals to create an electronic medical record (EMR) cloud-based that travels with the patient. With these features, Telemedicos USA can provide the nation’s Hispanic population access to a doctor wherever they are.

About Medical Innovation Holdings, Inc.

Medical Innovation Holdings, Inc. (MIHI) owns and operates strategically aligned health care service companies focused on the delivery of clinical virtual medicine (health) to bring quality medical care to all areas of need, including rural and underdeveloped areas across the country. Through its wholly owned 3Point Care subsidiary, MIHI provides personalized high-tech telemedicine encounters pairing the company’s virtual health specialty doctors and traditional primary doctors that utilize next-gen virtual health technologies to connect a patient with a multi-disciplinary specialty clinical health care practice. Through its other companies and partnerships, MIHI offers Affordable Care Organization (ACO) support, wellness and prevention, lab analysis and lab services, and remote diagnostic monitoring.

We serve a number of constituents and stakeholders interested in reducing the cost of care, enhancing the quality of care, promoting access to care, and maintaining the continuum of care.

For more information, visit http://www.MedicalInnovationHoldings.com

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to future events, including our ability to raise capital, or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

For a discussion of these risks and uncertainties, please see our filings with the Securities and Exchange Commission. Our public filings with the SEC are available from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.

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Investor@MedicalInnovationHoldings.com

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